Exhibit 16.1

FEDERATED TOTAL RETURN GOVERNMENT BOND FUND

UNANIMOUS CONSENT OF TRUSTEES

The undersigned, being all of the Trustees of Federated Total Return Government Bond Fund (the “Trust”), hereby consent, in accordance with the laws of the Commonwealth of Massachusetts, the Declaration of Trust and the Bylaws, to the adoption of the following resolution with the same effect as though it had been adopted at the meeting of the Trustees:

RESOLVED, that the Board hereby authorizes the Secretary and Assistant Secretaries of the Trust to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of Federated U.S. Government Bond Fund into Federated Total Return Government Bond Fund.

WITNESS the due execution hereof this 16th day of May 2012.

/s/ John F. Donahue /s/ Peter E. Madden

John F. Donahue /s/ Nicholas P. Constantakis	Peter E. Madden /s/Charles F. Mansfield, Jr.
Nicholas P. Constantakis /s/ John F. Cunningham	Charles F. Mansfield, Jr. /s/ Thomas M. O’Neill
John F. Cunningham /s/ J.Christopher Donahue	Thomas M. O’Neill /s/ John S. Walsh
J. Christopher Donahue /s/ Maureen Lally-Green	John S. Walsh
Maureen Lally-Green